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                                                                      EXHIBIT 11

                       STAR BUFFET, INC. AND SUBSIDIARIES
                             COMPUTATION OF EARNINGS
                                    PER SHARE
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                                                                TWELVE WEEKS ENDED                      TWENTY-EIGHT WEEKS ENDED
                                                          --------------------------------         --------------------------------
                                                          AUGUST 14,            AUGUST 9,          AUGUST 14,             AUGUST 9,
                                                            2000                  1999                2000                   1999
                                                          ----------            ----------         ----------            ----------
BASIC EARNINGS PER SHARE:

Net Income                                                $  694,000            $  579,000         $1,510,000            $1,598,000
                                                          ----------            ----------         ----------            ----------
Weighted average number of common shares
outstanding during the period                              2,950,000             2,950,000          2,950,000             2,950,000
                                                          ----------            ----------         ----------            ----------
Basic Earnings per Share                                  $     0.24            $     0.20         $     0.51            $     0.54
                                                          ----------            ----------         ----------            ----------
DILUTED EARNINGS PER SHARE

Net Income                                                $  694,000            $  579,000         $1,510,000            $1,598,000
                                                          ----------            ----------         ----------            ----------
Weighted average number of common
     shares outstanding during the period                  2,950,000             2,950,000          2,950,000             2,950,000
                                                          ----------            ----------         ----------            ----------
Incremental common shares
     attributable to outstanding stock options                    --                    --                 --                    --
                                                          ----------            ----------         ----------            ----------
                                                           2,950,000             2,950,000          2,950,000             2,950,000

Diluted Earnings per Share                                $     0.24            $     0.20         $     0.51            $     0.54
                                                          ----------            ----------         ----------            ----------

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